UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A REMINDER LETTER SENT TO CERTAIN SHAREHOLDERS RELATED TO THE JOINT SPECIAL MEETING OF SHAREHOLDERS, HELD ON OCTOBER 28, 2020 AND ADJOURNED UNTIL JANUARY 26, 2021, OF ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND, ALLIANZGI CONVERTIBLE & INCOME FUND, ALLIANZGI CONVERTIBLE & INCOME FUND II, ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND, ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND, ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND, AND ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND, AND THE RELATED PROXY STATEMENT.

January     , 2021

Dear Valued Shareholder,

Our proxy solicitation firm, AST Fund Solutions, LLC. (“AST”), recently contacted you seeking your participation at a special meeting of shareholders (“Special Meeting”) of AllianzGI Artificial Intelligence & Technology Opportunities Fund (“AIO” or the “Fund”), in which you were invested as of the record date, September 10, 2020. When AST contacted you, you requested that AST not contact you again by telephone regarding this matter. We understand and respect your wishes not to be contacted via telephone again by AST and sincerely apologize for any inconvenience these calls may have caused.

Unfortunately, because of the regulatory requirements associated with the proposals to be addressed at the Special Meeting, we must continue to contact shareholders until we obtain the minimum number of votes necessary.

Please be advised that, to date, the Fund has not received the minimum number of shareholder votes required by law to proceed with the important proposals outlined in the proxy materials previously mailed to you. As you are one of the largest un-voted shareholders, we are reaching out to you again, via this mailing, to respectfully reiterate how critical it is for you to vote your shares.

To vote, please call 1-866-342-4883, Extension 14688 between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday, and provide the reference number listed below. The call will take less than two minutes of your time.

REFERENCE NUMBER:    123456789

As detailed in the proxy materials, the Board of Trustees of AIO unanimously recommends that you vote in favor of the proposals to approve the New Investment Advisory Agreement and New Sub Advisory Agreement for AIO.

Please vote now so that your response is received before the adjourned Special Meeting on January 26, 2021. By casting your vote now, your vote will be counted if the Special Meeting is adjourned to a later date.

Your prompt response is greatly appreciated.

Sincerely,

NOBO